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                              ACCOUNTANTS' CONSENT

The Boards of Directors
National Medical Enterprises, Inc. and
  HEALTHSOUTH Rehabilitation Corporation:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK

Los Angeles, California
June 21, 1994